UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 19, 2005

AVANEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29175	94-3285348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40919 Encyclopedia Circle

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 897-4188

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

See the disclosure under Item 2.03 below, which is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the transactions described in the Current Report on Form 8-K filed May 17, 2005 by Avanex Corporation (the “Registrant”) and in Item 2.03 below, and except as described in this Item 1.02, on May 19, 2005, the Registrant terminated that certain Amended and Restated Revolving Credit and Security Agreement between the Registrant and Comerica Bank dated as of July 10, 2000 (as amended) (the “Terminated Agreement”) because the indebtedness and obligations thereunder were paid and satisfied in full.

Pursuant to the Terminated Agreement, the Registrant maintained a revolving line of credit with Comerica, which allowed maximum borrowings up to $10.0 million. This line of credit required the Registrant to comply with specified covenants. The line bore interest at prime plus 1.25% and, at March 31, 2005 the effective interest rate was 7.0%. The line of credit was collateralized by $5.6 million in short-term investments and $6.8 million in long-term investments at March 31, 2005 and a pledge of all the Company’s assets.

The Terminated Agreement has not been terminated with respect to certain indemnification obligations that survive the termination of the Terminated Agreement. The Registrant did not incur any early termination penalties in connection with this event.

The Registrant entered into a Pledge and Security Agreement with Comerica Bank dated as of May 19, 2005 to secure two letters of credit totaling approximately $2.7 million in the aggregate relating to certain facility leases, which expire in September 2005 and April 2006. Previously these letters of credit were secured under the Terminated Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described more fully in the Current Report on Form 8-K filed May 17, 2005 by the Registrant, on May 16, 2005, the Registrant entered into a Securities Purchase Agreement with the several purchasers named therein for the private placement of senior secured convertible notes and related warrants to purchase common stock of the Registrant.

On May 19, 2005, pursuant to the Securities Purchase Agreement, the Registrant issued and sold to the purchasers an aggregate of $35 million principal amount of 8.0% Senior Secured Convertible Notes due 2008 and issued the warrants to the purchasers. The notes mature three years from the date of issuance. The notes are convertible into shares of common stock at a price of $1.21 per share, subject to adjustment and broad-based anti-dilution provisions that contain a floor price of $1.1375. The floor price can be eliminated subject to stockholder approval. The notes bear interest at 8%, subject to adjustment, payable quarterly in arrears, and interest was paid in advance for the period to and including May 19, 2007.

The Registrant may, subject to certain market performance targets and other conditions, cause the holders of the notes to convert the notes into shares of common stock after the second anniversary of the date of issuance.

Holders of the notes may require the Registrant to repurchase some or all of their notes if a Change of Control occurs, at a price in cash equal to the greater of (i) the product of (x) the Change of Control Premium, (y) the Conversion Amount being redeemed and (z) the quotient determined by dividing (A) the Closing Sale Price of the Common Stock immediately following the public announcement of such proposed Change of Control by (B) the Conversion Price and (ii) the product of (x) the Change of Control Premium and (y) the Conversion Amount being redeemed (in each case of the capitalized terms above, as defined in the notes).

An event of default will occur under the notes for a number of reasons, including the Registrant’s failure to pay when due any principal, interest or late charges on the notes, certain defaults on the Registrant’s indebtedness, certain events of bankruptcy and the Registrant’s breach or failure to perform in respect of representations and obligations under the note.

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Upon the occurrence of an Event of Default, the Registrant’s obligations under the notes may become due and payable in accordance with the terms thereof at a price equal to the greater of (i) the product of (x) the Conversion Amount to be redeemed and (y) the Redemption Premium and (ii) the product of (x) the Conversion Rate with respect to such Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice and (B) the Closing Sale Price of the Common Stock on the date immediately preceding such Event of Default (in each case of the capitalized terms above, as defined in the notes).

The Registrant’s obligations under the notes are secured by substantially all of the assets of the Registrant, substantially all of the assets of the domestic subsidiaries of the Registrant, and a pledge of 65% of the capital stock of the non-U.S. subsidiaries of the Registrant. In addition, the Registrant’s obligations under the notes are guaranteed by its domestic subsidiaries.

In addition, the Registrant issued to the purchasers warrants which will be exercisable for an aggregate of 8,677,689 shares of the Registrant’s common stock. The warrants expire three years from the date of issuance and are exercisable at a price of $1.5125 per share, subject to adjustment and broad-based anti-dilution provisions that contain a floor price of $1.1375. The floor price can be eliminated subject to stockholder approval. Pursuant to a registration rights agreement, the Registrant will file a registration statement on Form S-3 to cover the resale of the shares issuable upon conversion of the notes and upon exercise of the warrants.

A form of Senior Secured Convertible Note and a form of Warrant were filed as Exhibit 10.2 and Exhibit 10.3, respectively, of the Registrant’s Current Report on Form 8-K filed May 17, 2005 and are both incorporated herein by reference. The description set forth above is qualified in its entirety by reference to these exhibits.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
4.1	Form of Senior Secured Convertible Note, dated as of May 19, 2005, between the Avanex Corporation and the buyers named therein (incorporated by reference from Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed May 17, 2005).

4.2	Form of Warrant, dated as of May 19, 2005, between Avanex Corporation and the buyers named therein (incorporated by reference from Exhibit 10.3 of the Registrant’s Current Report on Form 8-K filed May 17, 2005).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANEX CORPORATION

By:	/s/ W. BRIAN KINARD
W. Brian Kinard Vice President, General Counsel

Date: May 25, 2005

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Senior Secured Convertible Note, dated as of May 19, 2005, between the Avanex Corporation and the buyers named therein (incorporated by reference from Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed May 17, 2005).

4.2	Form of Warrant, dated as of May 19, 2005, between Avanex Corporation and the buyers named therein (incorporated by reference from Exhibit 10.3 of the Registrant’s Current Report on Form 8-K filed May 17, 2005).

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